EXHIBIT 99.1

1606 Corp. Signs Strategic Partnership With Flex Payment Solutions & ChatCBDW AI

Seattle, WA - February 13, 2024 1606 Corp. (OTC Pink: CBDW) (the “Company” or “CBDW”), one of the fastest growing AI Chatbot development companies, announces a strategic partnership with Flex Payment Solutions, a major credit card processor for CBD companies. This partnership enhances the Company's commitment to innovative solutions for businesses and revenue growth.

Greg Lambrecht, CEO of 1606 Corp., expressed enthusiasm for the collaboration, stating, "this partnership with Flex Payment Solutions marks a pivotal moment for CBDW as we expand our marketing reach to hundreds of their existing clients which will strengthen our position in the market."

The collaboration will focus on cross marketing, special promotions, and the development of advanced payment options for the ChatCBDW ChatBot. By joining forces with Flex Payment Solutions, CBDW aims to streamline transactions, improve customer experiences, and foster growth in the CBD industry.

With existing platform partners CannaSite and distribution partner Cool Blue Distribution, the addition of Flex Payment Solutions to the ecosystem positions CBDW as a comprehensive AI service provider in the CBD industry. The combined expertise of these strategic partners enables CBDW to offer end-to-end solutions, from advanced AI-driven chatbot technology to secure and efficient payment processing and platform development with search engine optimization (SEO), all of the components to help grow CBD businesses and brands.

Flex Payment Solutions, a recognized leader in innovative payment solutions, brings a wealth of experience in creating seamless and reliable payment experiences for businesses. Their commitment to staying at the forefront of payment technology aligns with CBDW's vision of providing cutting-edge solutions to the CBD industry.

As the CBD industry continues to grow, the demand for integrated solutions becomes more pronounced. The partnership with Flex Payment Solutions positions CBDW at the forefront of addressing these evolving needs. Through synergies and collaboration, CBDW aims to not only meet but exceed the expectations of CBD businesses and consumers alike.

Mike Biegalski, VP of Flex Payment Solutions stated, “we’re excited to partner with CBDW to offer this outstanding product, ChatCBDW, to our existing customer base and we look forward to developing a true end-to-end solution to compliment the current conversational AI driven merchandising capabilities of the their chatbot.”

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About FLEX Payment Solutions - An Experienced Alternative Processing Provider

FLEX Payment Solutions isn’t called FLEX without reason.  A suite of flexible processing solutions is what businesses demand to maintain proper cash flow in modern times, so that is exactly what the team has built.  A network of specialized banking partners with alternative processing experience and powerful in-house technology fuel a program that is built to help brand new or well established companies.

For more information - FLEX Payment Solutions | Trusted Credit Card & ACH Payment Processing

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in the online CBD industry. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the CBD industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

SOURCE 1606 Corp

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